                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 30, 1996 on the divisional financial statements of Hagerstown Business College (a division of O/E Learning, Inc.) for the years ended October 31, 1996 and 1995 in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-33025) of Educational Medical, Inc. for the registration of 723,379 shares of its Common Stock.


                                                /s/ Plante & Moran, LLP

Southfield, Michigan

September 22, 1997